Exhibit 10.1

                             SECURED PROMISSORY NOTE



$1,250,000.00                                                 September 05, 2006
Los Angeles, California

FOR VALUE RECEIVED, without right of offset, Western Architectural Services, a Utah limited liability company, and Voyager Entertainment International, Inc., a Nevada corporation ("Voyager"), individually and collectively the "Maker", promises to pay to the order of Diversified Lending Group, Inc., a California Corporation ("DLG"), at 15260 Ventura Boulevard, Suite 1240, Sherman Oaks, CA 91403, the sum of One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) in lawful money of the United States of America, together with interest thereon and stock as hereinafter provided.

Loan Consideration.
------------------

As consideration for making this loan, Maker shall deliver to DLG fifty thousand dollars ($50,000.00) and four million (4,000,000) shares of Voyager common stock registered in the name of DLG at the time of the loan funding.

Interest.
--------

Prior to maturity or default, the principal balance remaining unpaid from time-to-time shall bear interest at a rate (the "Interest Rate") of fourteen percent (14%) per annum, calculated daily on the basis of a 360-day year for each day any part of the principal balance shall remain outstanding.

Debt Service.
------------

Monthly installments of interest only shall be due and payable on the fifth
(5th) day of each month immediately following the date hereof and on the fifth
(5th) day of each month thereafter.

All payments shall be made when due without set-off, deduction or counterclaim. Maker shall have the right to prepay all or any part of the principal amount of this Note at any time, without notice, penalty or fee. Prepayments shall be applied first to the payment of accrued and unpaid interest and the balance, if any, to the payment of installments of principal in inverse order of maturity.

All payments received by DLG on this Note shall be applied by DLG as follows: first, to the payment of delinquency, or "late" charges, if any; second, to the cost of collection; third, to accrued and unpaid interest then due and owing; and then to reduction of principal.

Initial Term.
------------

Twelve (12) months from date of funds receipt by Maker, a final payment of all principal funded to date, interest and other amounts unpaid hereunder shall be due and payable in full ("Maturity Date").

Option Term.
-----------

Maker may extend the Maturity Date of this loan one time for a period of six (6) months provided that (a) all interest payments due are paid in full at the time the extension is requested and (b) DLG receives with the extension request an additional payment of a three percent (3%) of the unpaid principal amount as an extension fee that shall not be applied to or credited against loan balance. Interest payable during the extension period shall be paid monthly as provided above. Notice of exercising this option shall be received by DLG in writing not less than thirty (30) days prior to the Maturity Date.

Security.
--------
This Note is secured by pledge of seven million five hundred thousand (7,500,000) shares of Voyager common stock as per the terms and conditions of the Stock Pledge Agreement attached hererto as Exhibit A.


Default.
-------

The occurrence of any of the following shall constitute an event of default under this Note ("Event of Default"):


         (a) The failure of Maker to pay any payment or charge under this Note; or

         (b) The default of Maker in the performance of any other term, covenant or agreement contained in (i) this Note or (ii) the Stock Pledge Agreement which default is not cured within fifteen (15) days of notice from DLG to Maker; or,

         (c) The admission in writing by the Maker of its inability to pay its debts generally as they come due, the commission by the Maker of an act of bankruptcy or insolvency, or the filing by the Maker of any petition or action for relief under any bankruptcy, reorganization or insolvency law, or any other law or laws for the relief of, or relating to, debtors, or any involuntary petition filed, under any bankruptcy statute against the Maker, or the appointment of a receiver or trustee to take possession of any of the assets of the Maker.

         (d) There are ninety nine million seven hundred ninety four thousand four hundred sixty (99,794,460) issued and outstanding shares of Voyager stock. If additional shares of any class are issued a proportionate number shares shall be issued to DLG so that the four million (4,000,000) shares it is receiving as loan consideration when expressed as a percentage of the total of now outstanding shares (agreed as 4.0%) remain constant. Present or future stock options, warrants, or contractual commitments to issue future shares shall not impact or change DLG's non-dilutable percentile interest in ether the consideration or pledged shares. This anti-dilution provision shall remain in effect for a period of two (2) years from the date the loan is paid in full. For all intents and purposes this clause shall be construed broadly in favor of DLG.

                  A failure to issue shares within ten (10) days following the filing of the quarterly reports by Maker to the SEC to DLG to prevent dilution shall be an event of default.

Upon the occurrence of an Event of Default hereunder, the entire balance of principal and interest and any other charges then remaining unpaid hereunder shall become immediately due and payable at the option of DLG of this Note.

Acceptance by DLG hereof of a payment after its due date shall not waive the right of DLG to require prompt payment as and when due of any and all other payments hereunder or of the right of DLG to declare a default for failure to make prompt payment.

No failure or delay on the part of DLG in exercising any right, power or privilege hereunder shall operate as a waiver of any privilege or right hereunder or preclude any other or further exercise of any other right, power or privilege.

The rights and remedies herein expressed are cumulative and not exclusive of any right or remedy which DLG may otherwise have.

If there is a default in the payment of this Note when due and this note is placed in the hands of an attorney for collection, or suit is brought, or the note is collected through any judicial proceeding whatsoever, then Maker agrees and promises to pay all costs and expenses of collection, including reasonable attorneys' fees whether or not suit is filed in relation thereto.

Maker hereby agrees to indemnify DLG from any and all trustee's fees and expenses, court costs and attorneys' fees arising out of an Event of Default hereunder.

Late Charges.
------------

Maker agrees that it would be extremely difficult and impractical to ascertain DLG's actual damages if any installment (excluding a payment of the Note in full) of principal or interest is not paid when due. Therefore, Maker agrees to immediately pay to DLG an amount equal to five percent (5 %) of such late installment. Maker agrees that under the circumstances existing at the date this
Note is executed, such late charge represents a reasonable estimate of the administrative costs and expenses which DLG will incur as a result of such late payment. The provisions of this paragraph are intended only to govern the determination of damages in the event of a breach in the performance of the obligation of Maker to make timely payments hereunder.

Nothing herein shall be construed as an express or implied agreement by DLG to forebear in the collection of any delinquent payment, or be construed as in any way giving Maker the right, express or implied, to fail to make timely payments hereunder, whether upon payment of such damages or otherwise. The right of DLG to receive payment of such liquidated and actual damages, and receipt thereof, are without prejudice to the right of such Maker to collect such delinquent payments and any other amounts provided to be paid hereunder and, shall not constitute a waiver of any Default by Maker, and shall not in any way prejudice or prevent DLG from enforcing or exercising any or all of its rights and remedies against Maker or any other party.

If this Note is not paid in full on the Maturity Date, or the expiration of the Option Term if the option is exercised, interest shall continue to accrue after the Maturity Date at the Overdue Rate both on the principal amount and the aggregate interest accrued as of the Maturity Date. The Overdue Rate shall be eighteen percent (18%) per annum.

No failure on the part of DLG or other holder hereof to exercise any right or remedy hereunder, whether before or after the happening of a default shall constitute a waiver thereof, and no waiver of any past default shall constitute waiver of any future default or of any other default.

No failure to accelerate the debt evidenced hereby by reason of default hereunder, or acceptance of a past due installment, or indulgence granted from time-to-time shall be construed to be a waiver of the right to insist upon prompt payment thereafter or to impose late charges retroactively or prospectively, or shall be deemed to be a novation of this Note or as a reinstatement of the debt evidenced hereby or as a waiver of such right or acceleration or any other right, or be construed so as to preclude the exercise of any right which DLG may have, whether by the laws of the State of California, by agreement or otherwise; and Maker and each endorser or guarantor hereby expressly waives the benefit of any statute or rule of law or equity which would produce a result contrary to or in conflict with the foregoing.

Interest Law.
------------

DLG is a California licensed loan broker and the terms and conditions of the loan that is the subject matter of this Agreement were negotiated in Los Angeles, California.

It is the intention of Maker and DLG to conform strictly to the Interest Law, as herein defined below, if applicable to this loan transaction.

Accordingly, it is agreed that notwithstanding any provisions to the contrary, the aggregate of all interest and any other charges or consideration constituting interest under applicable Interest Law that is taken, reserved, contracted for, charged or received under this Note or otherwise in connection with this transaction shall under no circumstances exceed the maximum amount of interest allowed by the applicable Interest Law.


If any such excess of interest is provided for, then in such event (a) the provisions of this Section shall govern and control, (b) neither Maker nor Maker's successors or assigns shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest allowed by the applicable Interest Law, (c) any excess shall be deemed a mistake and cancelled automatically and, if theretofore paid, shall be credit on this Note by DLG (or if this Note shall have been paid in full, refunded to Maker), and (d) the effective rate of interest shall be automatically subject to reduction to the Maximum Legal Rate of Interest allowed under such Interest Law as now or hereafter construed by courts of appropriate jurisdiction.

To the extent permitted by the applicable Interest Law, all sums paid or agreed to be paid to DLG for the use, forbearance or detention of the indebtedness evidenced hereby shall be amortized, prorated, allocated and spread throughout the full term of this Note.

For purposes of this Note, "Interest Law" shall mean any present or future law of the State of California, the United States of America, or other jurisdiction which has application to the interest and other charges under this Note.

The "Maximum Legal Rate of Interest" shall mean the maximum rate of interest that DLG may from time to time charge Maker and in regard to which Maker would be prevented successfully from raising the claim or defense of usury under the Interest Law.


Notices.
-------

Unless otherwise specified by law, all notices, demands or other communications which are required or are permitted to be given hereunder shall be in writing and may be given by personal service or shall be deemed to have been duly given if sent by certified United States mail, return receipt requested, postage prepaid, addressed to the party intended, at its address set forth below or at such other address as it may designate by notice given to the other party.


If to Maker, to:

Western Architectural Services, LLC           Voyager Entertainment
                                              International, Inc.
12552 South 125 West, Suite B                 4483 West Reno Avenue
Draper, Utah 84020                            Las Vegas, Nevada 89118
Attention:  Tracy M. Jones Ave.

with copy to:                                 with copy to:

Jeffrey N. Walker                             Jeffrey N. Walker
Holman & Walker                               Holman & Walker
9537 South 700 East, Suite 100                9537 South 700 East, Suite 100
Sandy, Utah 84070                             Sandy, Utah 84070




If to DLG, to:

Diversified Lending Group, Inc.
15260 Ventura Boulevard, Suite 1240
Sherman Oaks, CA 91403
ATTN: Mr. Bruce Friedman, President

with a copy to:

Robert Mayer, Esq.
Mayer & Glassman Law Corporation
12400 Wilshire Blvd., Suite 400
Los Angeles, CA 90025

In the case of a mailed notice, such notice shall be deemed to have been given four (4) days after such mailing.


Miscellaneous.
-------------

Maker and each signatory represents and warrants that it has all requisite power and authority to enter into and perform this Agreement, and that this Agreement constitutes a legally valid and binding obligation in accordance with its terms.

This Note shall bind the Maker and its successors and assigns, and the benefits hereof shall inure to DLG and their successors and assigns.

This Note may not be changed orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

This Note, Pledge Agreement, and any attachments or modifications pursuant to the provisions above are to be construed as one contract and each hereby referred to and made a part of the other. This Note is being executed and delivered and is intended to be performed in the State of California and shall be construed and enforced in accordance with and governed by the laws of the State of California.

If any terms or provisions of this Note or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Note, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Note shall be valid and be enforced to the fullest extent permitted by law.

Maker waives the benefit of any laws which now or hereafter might authorize the stay of any execution to be issued on any judgment recovered on this Note or the exemption of any property from levy or sale thereunder. Maker waives and releases DLG from all errors, defects and imperfections whatsoever of a procedural nature in the entering of any judgment or any process or proceedings relating thereto.

Time is of the essence with respect to the performance by the Maker of its obligations under this Note and under the Pledge Agreement.

Arbitration/Mediation.
---------------------

If a dispute arises from or relates to this contract or the breach thereof and if the dispute cannot be settled through direct discussions, the parties agree to endeavor first to settle the dispute in an amicable manner by mediation administered by ADR in Los Angeles, California before resorting to binding arbitration. Thereafter, any unresolved controversy or claim arising from or relating to this contract or breach thereof shall be settled by binding arbitration administered by ADR in Los Angeles, California in accordance with California law and ADR's then Rules and Procedures. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

The arbitrator shall determine all questions of arbitrability, including, without limitation, the scope of this agreement to arbitrate, the subject matter of the dispute, and any other disagreement or conflict among the parties whether such dispute existed prior to, or arises after, the date of this Agreement in accordance with California law.

The arbitrator, in the interest of justice, shall have the power to order discovery reasonably necessary to enable the parties to participate effectively in the evidentiary hearing. Consistent with the parties' intent that the arbitration be an efficient and economical proceeding, the scope of discovery shall include, but not limited to, a prehearing exchange of non-privileged documents, depositions, summaries of testimony of proposed witnesses, and other appropriate discovery of information.


The arbitrator shall have the authority to award any remedy or relief that a California court, or any federal court sitting in California, could order or grant including, without limitation, specific performance of any obligation created under this agreement. The arbitrator is empowered to award damages in excess of compensatory damages including punitive damages, exemplary or similar damages, and as award of arbitration, costs to a party to compensate for dilatory or bad faith conduct in the arbitration.


The arbitrator is authorized to award any party such sums as he or she deems proper for the expense and trouble of arbitration including arbitrator's and attorneys' fees and interest, at such rate and from such date the arbitrator may fix.

                                MAKER:

                                Western Architectural Services, LLC
                                A Utah limited liability company


                                /S/ Tracy Jones
                                --------------------------------
                                By Tracy Jones, its Managing Member

                                Voyager Entertainment International, Inc.
                                A Nevada corporation


                                /S/ Richard Hannigan, Sr.
                                ---------------------------------
                                By Richard Hannigan, Sr., its CEO/President

                                /S/ Mimi Hannigan
                                ---------------------------------
                                By Mimi Hannigan, its Secretary-